UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 9, 2008

DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-14483	62-1207077
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Davidson Diversified Real Estate II, L.P, a Delaware limited partnership (the “Partnership” or the “Seller”), owns through a wholly owned subsidiary Reflections Apartments (“Reflections”), a 582-unit apartment complex located in Indianapolis, Indiana.  As previously disclosed, on May 22, 2008 (the “Effective Date”), the Seller and six other partnerships (together the “Selling Partnerships”) entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Ardizzone Enterprises, Inc., an Indiana corporation (the “Purchaser”), to sell an aggregate of seven apartment complexes (together the “Properties” and individually a “Property”) owned by the Selling Partnerships to the Purchaser for a total sales price of $80,750,000, of which $31,000,000 represents that portion of the sales price  allocated to Reflections.

On July 9, 2008, the Seller and Purchaser entered into a First Amendment of Purchase and Sale Contract whereby the Closing Date was extended to July 31, 2008. In consideration of the extension of the Closing Date, the Purchaser shall pay to the Seller an extension fee of $25,000 at the closing.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibit

10.16       First Amendment to Purchase and Sale Contract between Davidson Diversified Real Estate II, L.P, a Delaware limited partnership, and Ardizzone Enterprises, Inc., an Indiana corporation, dated July 9, 2008.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDSON DIVERSIFIED REAL ESTATE II, L.P.

By:

Davidson Diversified Properties,Inc.

Managing General Partner

By:

/s/Stephen B. Waters

Stephen B. Waters

Vice President

 Date:    July 15, 2008